                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                       DATE OF REPORT - JANUARY 22, 1997
                       (Date of earliest event reported)



                               DIGENE CORPORATION
             (Exact name of registrant as specified in its charter)



        DELAWARE                     0-28194                 52-1536128
(State of incorporation)     (Commission File Number)       (IRS Employer
                                                             Identification No.)





              9000 VIRGINIA MANOR ROAD, BELTSVILLE, MARYLAND 20705
               (Address of principal executive offices, zip code)


                                 (301) 470-6500
                    (Telephone number, including area code)

ITEM 5.      OTHER EVENTS.

             On January 22, 1997, Mr. Steven A. Owings commenced employment at Digene Corporation (the "Company") as its Vice President, Sales and Marketing pursuant to an employment agreement dated January 9, 1997, a copy of which is filed as an exhibit to this report.

             As of February 1, 1997, the Company entered into agreements with Murex Diagnostics Corporation or affiliates thereof (the "Murex Agreements"), the purpose of which is to create a Digene-direct European sales operation for the Company's sexually transmitted disease business. Under the Murex Agreements, the Company will begin selling its Hybrid Capture(R) HPV DNA test directly in Europe using Murex's distribution infrastructure. Prior to February 1, 1997, Murex had been acting as the exclusive distributor for the Company's HPV test. Under the Murex Agreements, Murex will act as the exclusive agent for the Company for a period of five years during which Murex will receive selling service fees and a percentage of the Company's HPV sales. For the acquisition of Murex's European HPV sales, the Company will make substantial payments over the next two years. All other Digene products exclusively sold by Murex in Europe will not be affected by the Murex Agreements.



ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS.


             (c)     Exhibits

                     10 Employment Agreement, dated January 9, 1997, between the Company and Steve A. Owings.

                                   SIGNATURES



             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.




Dated:  February 21, 1997              Digene Corporation


                                       By: /s/Charles M. Fleischman
                                           ------------------------
                                           Charles M. Fleischman
                                           Executive Vice President,
                                           Chief Operating Officer and
                                           Chief Financial Officer
                                           (principal financial officer)

                               DIGENE CORPORATION

                           CURRENT REPORT ON FORM 8-K

                                 EXHIBIT INDEX



Exhibit No.                       Exhibit


10 Employment Agreement, dated January 9, 1997, between the Company and Steve A. Owings.